Exhibit 10.48

Amendment to Asset Purchase Agreement.

This Amendment is made this 19th day of May, 2005, with reference to the following:

The parties hereto entered into an Agreement of Purchase and Sale of Assets dated December 24, 2004 (the “Agreement”), pursuant to which Health Sciences Group, Inc. (“Buyer”) agreed to acquire the assets of Swiss Research, Inc. (“Seller”) pursuant to the terms and provisions of the Agreement;

Whereas Section 4.14 of the Agreement provided that pending the Closing Buyer and Seller agreed to cooperate regarding the ongoing day-to-day operational, financial and management responsibilities of the business prior to the Closing and that Buyer and Seller shall conduct a joint assessment of Seller’s operational and financial obligations.

Now, therefore, in furtherance of the Agreement, after having made the joint assessment, the parties hereto agree as follows:

Pending the Closing, Buyer shall have the right to market, advertise and sell Swiss Research products comprising the Assets being purchased under the Agreement, including the right to engage in public relations and marketing programs utilizing the Swiss Research or Swiss Diet brand and other Swiss Research trademarks and brands, packaging and advertising material related to Seller’s trademarks, trade dress, trade names or service marks and pending the Closing Buyer shall have the right to sell and distribute such products and services utilizing all of Seller’s products and  rights under the name Swiss Research, Swiss Diet Brand, and any other trademarks, trade names and service marks of Seller, including labels, marketing and advertising materials.  In consideration therefore, Buyer shall be obligated to pay royalties to Seller pursuant to the provisions of Section 10.2 of the Agreement.  The parties intend that the provisions hereof shall be effective retroactive to January 1, 2005, and shall continue in effect until the Closing as provided for in the Agreement.

In witness whereof, the parties have duly executed this Amendment on the day and year first written above.

Swiss Research, Inc., a California corporation

By:  __________________________________________

Loren Miles

President and CEO

Health Sciences Group Inc., a California corporation

By:________________________________________

Fred E. Tannous

Co-Chairman and CEO